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                                                                   Exhibit 10.39

                           TRANSACTION AGREEMENT NO. 3

            TRANSACTION AGREEMENT NO. 3, dated as of September 15, 1998 (this "Agreement"), among ADVANCE PUBLICATIONS, INC., a New York corporation ("Advance"), NEWHOUSE BROADCASTING CORPORATION, a New York corporation ("Newhouse"), ADVANCE/NEWHOUSE PARTNERSHIP, a New York general partnership ("Advance/Newhouse"), TIME WARNER ENTERTAINMENT COMPANY, L.P., a Delaware limited partnership ("TWE"), PARAGON COMMUNICATIONS, a Colorado general partnership ("Paragon"), and TIME WARNER ENTERTAINMENT-ADVANCE/NEWHOUSE PARTNERSHIP, a New York general partnership (the "Partnership").

            WHEREAS, Advance/Newhouse and TWE entered into a Partnership Agreement, dated as of September 9, 1994, as amended, pursuant to which they formed the Partnership (the "Partnership Agreement");

            WHEREAS, Advance, Newhouse, Advance/Newhouse, TWE and the Partnership entered into a Contribution Agreement, dated as of September 9, 1994, as amended (the "Contribution Agreement"), pursuant to which each of Advance/Newhouse and TWE contributed certain specified assets to the Partnership;

            WHEREAS, in connection with the Amended and Restated Transaction Agreement, dated as of October 27, 1997, among Advance, Newhouse, Advance/Newhouse, TWE, TW Holding Co. and the Partnership, TWE, Advance/Newhouse and Paragon entered into the First Amendment to the Partnership Agreement, dated as of February 12, 1998 (the "First Amendment"), pursuant to which, among other things, Paragon became a partner of the Partnership;

            WHEREAS, the Partnership, TWE-A/N Texas Cable Partners General Partner LLC, TCI Texas Cable Holdings LLC, TCI Texas Cable Inc. and Texas Cable Partners, L.P., a Delaware limited partnership (the "TCI Joint Venture"), have entered into a Contribution Agreement, dated as of June 23, 1998 (the "TCI Contribution Agreement"), pursuant to which, among other things, the Partnership has agreed to contribute to the TCI Joint Venture certain assets;

            WHEREAS, in connection with the TCI Contribution Agreement the parties hereto entered into Transaction Agreement No. 2, dated as of June 23, 1998 (the "Second Transaction Agreement"), pursuant to which, among other things, the parties have agreed to further amend the Partnership Agreement on the terms set forth in the Second Amendment to the Partnership Agreement attached thereto (the "Second Amendment");

            WHEREAS, the parties hereto desire to cause the cable television systems described on Schedule 1 hereto (the "Winston Salem Systems"), which are
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currently owned by Summit Cable Services of Thom-A-Lex, Inc. and Summit Cable
Services of Forsyth County, Inc. (collectively,"Summit"), to be contributed to the Partnership on the terms set forth herein;

            WHEREAS, prior to the Closing (as defined below) such Winston Salem Systems will be transferred by Summit to Paragon and, pursuant to this Agreement, Paragon will transfer such Winston Salem Systems to the Partnership;

            NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties agree as follows:

            1. Contribution of Winston Salem Systems.

                  (a) Subject to the conditions set forth in Section 3, at the Closing (as defined below), (i) Paragon shall contribute, assign, convey, transfer and deliver to the Partnership its right, title and interest in and to the Winston Salem Systems and (ii) the Partnership shall assume, and agree to pay and discharge, as and when they become due, or otherwise take subject to, the indebtedness and other liabilities associated with the Winston Salem Systems that are described on Schedule 2 hereto (the "Assumed Winston Salem Liabilities").

                  (b) At the Closing, (i) Paragon shall deliver instruments executed by it and in form and substance reasonably satisfactory to the Partnership contributing, assigning, conveying, transferring and delivering to the Partnership its right, title and interest in and to the Winston Salem Systems and (ii) the Partnership shall deliver instruments executed by it and in form and substance reasonably satisfactory to Paragon by which it shall assume and agree to pay and discharge the Assumed Winston Salem Liabilities.

                  (c) In exchange for the contributions contemplated by Section 1(a), Paragon shall receive (i) Common Partnership Units (as defined in the Partnership Agreement) having a value equal to 50% of the Net Winston Salem Contribution and (ii) Series B Preferred Partnership Units (as defined in the Third Amendment described below) having a value equal to 50% of the Net Winston Salem Contribution. For purposes of the foregoing, "Net Winston Salem Contribution" means the excess of (i) the Winston Salem System Value determined in accordance with Section 7 over (ii) the Assumed Winston Salem Indebtedness (as defined on Schedule 2 hereof).
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            2. Beneficial Assets and Subsidiary Beneficial Assets. If any
consent or approval is required in connection with the contribution to the Partnership pursuant to this Agreement of any cable television system (or the franchise pursuant to which such cable television system is operated) and such consent or approval is not obtained prior to the Closing, then in lieu of contributing (and pending the actual contribution of) such cable television systems to the Partnership, Paragon will hold such cable television systems (or cause such cable television systems to be held) for the use and benefit of the Partnership. Such cable television systems shall be treated as Beneficial Assets (as defined in the Contribution Agreement) or Subsidiary Beneficial Assets (as defined in the Contribution Agreement) in either case in accordance with Section
5.8 of the Partnership Agreement and Section 6.7 of the Contribution Agreement. In accordance with Section 6.7 of the Contribution Agreement, following the Effective Date, Paragon shall continue to use its reasonable best efforts to obtain any consent or approval necessary to effectuate the contribution to the Partnership of any Beneficial Asset or Subsidiary Beneficial Asset not contributed to the Partnership on the Effective Date, and shall take all reasonable actions to effectuate the contribution of such Beneficial Asset or Subsidiary Beneficial Asset after such consent or approval is obtained; provided, however, that no cable television franchise comprising a Beneficial Asset or Subsidiary Beneficial Asset shall be required to be contributed to the Partnership until consents or approvals shall have been obtained with respect to the contribution of all cable television franchises in the same cable television system as such franchise.

            3. Closing Conditions. The obligations of Paragon and the Partnership to effect the transactions contemplated by this Agreement, shall be subject to the satisfaction at or prior to the Closing of the following conditions, the imposition of which are solely for the benefit of such parties and any one or more of which may be waived by such parties in their discretion:

                  (a) each of TWE, Advance/Newhouse and Paragon shall have executed and delivered an amendment to the Partnership Agreement substantially in the form of Exhibit A (the "Third Amendment");

                  (b) with respect to the assumption by the Partnership of the Assumed Winston Salem Liabilities, each of the conditions to Assumption, as defined in the Credit Agreement dated as of November 10, 1997 (the "Credit Agreement") among Time Warner Inc. ("TWX"), Time Warner Companies, Inc., TWE, Turner Broadcasting System, Inc., the Partnership, TWI Cable Inc., the Lenders Party thereto and The Chase Manhattan Bank, as Administrative Agent, shall have been satisfied (or waived by the parties entitled to waive same);

                  (c) the consents and approvals required in connection with the contribution of the franchises pursuant to which the Winston Salem Systems are
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operated shall have been obtained or not required with respect to franchises having at least 85% of the total number of subscribers in the Winston Salem Systems, as set forth on Schedule 1 hereto;
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                  (d) the board of directors of TWX and the Management Committee of TWE shall have approved the transactions contemplated by this Agreement;

                  (e) the waiting periods (and any extensions thereof), if any, applicable to the transactions contemplated by this Agreement under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the "HSR Act") shall have been terminated or shall have expired (it being understood that as soon as practicable after the execution of this Agreement, the parties will complete and file, or cause to be completed and filed, any notification and report required to be filed under the HSR Act and each such filing shall request early termination of the waiting period imposed by the HSR Act); and

                  (f) no temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the transactions contemplated hereby shall be in effect.

            4. Advance/Newhouse Contribution. Subject to the consummation of the transfer or beneficial assignment of the Winston Salem Systems to the Partnership, on or prior to July 1, 2000 (the "Maturity Date") (but in no event prior to the date that is six months following the Effective Date), Advance/Newhouse shall contribute to the Partnership cash in an amount equal to the Advance/Newhouse Contribution Amount, plus interest thereon at the Interest Rate compounded (to the extent not paid) on a quarterly basis, from July 1, 1998 until the date such contribution is made in full. For the purposes of the foregoing, (i) "Advance/Newhouse Contribution Amount" means an amount equal to 50% of the value of the Common Partnership Units received by Paragon in exchange for its contribution of the Winston Salem Systems and (ii) "Interest Rate" shall mean a rate per annum equal to the average interest rate applicable from time to time to borrowings by the Partnership under the senior revolving credit facility of the Partnership plus 6.48%. In the event Advance/Newhouse contributes all or a portion of the Advance/Newhouse Contribution Amount prior to the Maturity Date, it shall pay to the Partnership a prepayment penalty equal to the amount of such contribution multiplied by the product of (x) .01775% and (y) the number of days from the date of such prepayment to and including the Maturity Date. At the Closing, Advance/Newhouse shall execute and deliver to the Partnership a promissory note (the "Advance/Newhouse Note") substantially in the form of Exhibit B hereto having a principal amount equal to the Advance/Newhouse Contribution Amount, as security for its obligation to contribute to the Partnership the Advance/Newhouse Contribution Amount, plus interest as provided in this Section 4. Advance/Newhouse shall take any and all actions and execute and deliver all documents or agreements reasonably requested by the Partnership to enable the Partnership to perfect its security interest in the Advance/Newhouse Note. Advance/Newhouse and
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the Partnership acknowledge and agree that the Advance/Newhouse Note shall not be deemed an asset of the Partnership unless and until the Partnership seeks to realize upon its security interest therein. In exchange for its agreement to contribute the Advance/Newhouse Contribution Amount, Advance/Newhouse shall receive Common Partnership Units having a value equal to 50% of the value of the Common Partnership Units received by Paragon in exchange for its contribution of the Winston Salem Systems.

            5. Time and Place of Closing. Subject to the satisfaction (or waiver) of each of the conditions set forth in Section 3, the closing of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Paul, Weiss, Rifkind, Wharton & Garrison, 1285 Avenue of the Americas, New York, New York 10019-6064 (or such other place as the parties may mutually agree), at 10:00 a.m. (New York City time) on the last day of the month following the date that is the fifth business day following satisfaction or waiver of the conditions set forth in Section 3, or such earlier date as TWE may determine (upon 2 business days' notice to Advance/Newhouse), or such later date as the parties may mutually agree in writing. The date on which the Closing occurs is referred to herein as the "Effective Date."

            6. Representations and Warranties; Indemnification. Subject to the Closing having occurred, each of TWX and Paragon (i) shall use commercially reasonable efforts, at the Partnership's expense, to enforce its rights with respect to the representations and warranties set forth in the Agreement and Plan of Merger, dated as of September 12, 1994 (the "Acquisition Agreement"), by and among Time Warner Inc., Summit Communications Group, Inc. and certain of the stockholders of Summit Communications Group, Inc., to the extent such representations and warranties relate to the Winston Salem Systems, including by way of seeking indemnification in accordance with the terms of the Acquisition Agreement, and (ii) shall grant to the Partnership the benefits, if any, obtained as a result of the enforcement of such rights.

            7. Valuation of Winston Salem Systems Subscribers.

                  (a) Winston Salem Systems. The gross value of the Winston Salem Systems (the "Winston Salem System Value") shall equal $244,171,561, as adjusted pursuant to Section 8.

                  (b) Procedure; Dispute Resolution. Within 60 days following the Effective Date, Paragon shall deliver to the Partnership, Advance/Newhouse and TWE a certificate (the "Valuation Certificate"), signed by an appropriate officer of Paragon after due inquiry by such officer, but without any personal liability to such officer, setting forth the Winston Salem System Value, the Net Winston Salem Contribution and the calculation thereof in accordance with
Section 1(c), Section 8 and this Section 7. At the request of Advance/Newhouse or TWE, Paragon shall provide
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the requesting party with prompt and complete access to all working papers and relevant supporting documentation as well as appropriate TWX, Paragon or TWE personnel, in each case reasonably necessary in connection with such party's review of the information set forth in the Valuation Certificate. If either Advance/Newhouse or TWE shall conclude that the Valuation Certificate is not accurate, then Advance/Newhouse or TWE, as appropriate (the "Disputing Party"), within 90 days of receipt of such Valuation Certificate, shall furnish Paragon with a written statement of any discrepancy or discrepancies believed to exist (the "Discrepancy Certificate"). The Disputing Party and Paragon shall attempt jointly to resolve any discrepancy set forth in the Discrepancy Certificate within 30 days after receipt thereof, which resolution, if achieved, shall be binding upon all parties to this Agreement and not subject to dispute or review. If the Disputing Party and Paragon cannot resolve the discrepancy to their mutual satisfaction within such 30-day period, the Disputing Party and Paragon shall, within 10 days following the expiration of such 30-day period, jointly designate a nationally known independent certified public accounting firm to review the Valuation Certificate, together with the Discrepancy Certificate, and any other relevant documents. If the Disputing Party and Paragon do not agree upon a nationally known independent certified public accounting firm in accordance with the preceding sentence within such 10-day period, then such review shall be performed by a nationally known independent certified public accounting firm selected by two other nationally known certified public accounting firms, one selected by the Disputing Party and one selected by Paragon; provided that if one party fails to notify the other party of its selection within five days following receipt from the other party of its selection, the accounting firm so selected shall perform such review. The cost of retaining such independent public accounting firm shall be borne one-half by the Disputing Party and one-half by Paragon Such firm shall report its conclusions and such report shall be conclusive and binding on all parties to this Agreement and not subject to dispute or review. The Winston Salem System Value, the Net Winston Salem Contribution, the Advance/Newhouse Contribution Amount and the Assumed Winston Salem Liabilities, shall be adjusted, if necessary, to reflect any such resolution.

            8. Closing Adjustments. At the Closing, Paragon shall deliver to the Partnership a certificate setting forth the estimated Paragon Adjustment Amount (as defined below), which shall be determined in good faith by Paragon. If the estimated Paragon Adjustment Amount is greater than zero, then the Winston Salem System Value shall be reduced by an amount equal to such estimated Paragon Adjustment Amount. If the estimated Paragon Adjustment Amount is less than zero, then the Winston Salem System Value shall be increased by an amount equal to the absolute value of such Paragon Adjustment Amount. The Valuation Certificate delivered by Paragon pursuant to Section 7(b) shall set forth the final Paragon Adjustment Amount and, to the extent necessary, the Winston Salem System Value, the Net Winston Salem Contribution, the Advance/Newhouse Contribution Amount and the Assumed Winston
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Salem Liabilities shall be adjusted to reflect the difference between the final
Paragon Adjustment Amount and the estimated Paragon Adjustment Amount.

            The foregoing adjustments are intended to place the Partnership and its Partners in substantially the same after-tax economic position with respect to the Winston Salem Systems that it would have been in had the Effective Date occurred on July 1, 1998. For purposes of the foregoing, "Paragon Adjustment Amount" means (A) the Cash Flow (as defined below) generated by the Winston Salem Systems during the period from July 1, 1998 to the Effective Date, less
(B) interest on the Assumed Winston Salem Indebtedness accruing from July 1, 1998 to the Effective Date (calculated at an interest rate equal to the interest rate that would have been applicable to such Assumed Winston Salem Indebtedness had such amounts been indebtedness of the Partnership under the senior bank credit facility of the Partnership in effect during such period), less (C) the Series B Priority Return (as defined in the Third Amendment) that would have accrued from July 1, 1998 to the Effective Date on the Series B Preferred Partnership Units issued in accordance with Section 1(c) hereof on the Effective Date had such Series B Preferred Partnership Units been outstanding throughout such period, less (D) an amount equal to the income taxes that would be payable on the net income relating to the Cash Flow described in clause (A), calculated at the Special Effective Tax Rate (as defined in the Third Amendment) assuming for such purposes that such net income were reduced by the amount of interest described in clause (B) and the amount of the Series B Priority Return described in clause (C) and (ii) "Cash Flow" means, with respect to any period, (A) total revenues less total operating, selling, general and administrative expenses, determined in accordance with generally accepted accounting principles (excluding expenses that do not result in the accrual of current liabilities), generated at the cable system level, including an allocation of the management fees payable to TWE (calculated in a manner consistent with the manner in which such management fees would have been calculated under Section 3.1(h) of the Partnership Agreement had such systems been owned by the Partnership during such period) minus (B) capital expenditures, plus the negative working capital, if any, existing at the end of such period or minus the positive working capital, if any, existing at the end of such period. The adjustments made pursuant to this Section 8 are already reflected in the capital account balances of the partners of the Partnership and, accordingly, no additional adjustments to the partners' capital account balances shall be made in respect of such adjustments.

            9. Amendments to Partnership Agreement. If the Closing occurs prior to the closing of the transactions contemplated by the Second Transaction Agreement, the parties agree that, notwithstanding anything to the contrary contained in the Second Transaction Agreement, the Second Amendment contemplated thereby shall not be executed and shall not be a condition of closing under the Second Transaction Agreement. In such event, the parties shall rename the Third Amendment as the "Second Amendment" and shall make such other ministerial modifications as are
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necessary or advisable to reflect the intent of this Agreement and the Second
Transaction Agreement.

            10. Miscellaneous.

                  (a) This Agreement shall be governed by and construed in accordance with the laws of the State of New York (other than its rules of conflicts of law to the extent the application of the law of another jurisdiction would be required thereby).

                  (b) The parties hereto shall cooperate with each other and their respective counsel and accountants in connection with any steps required to be taken as part of their respective obligations under this Agreement and will each use reasonable best efforts to perform or fulfill all conditions and obligations to be performed or fulfilled by them under this Agreement so that the transactions contemplated hereby shall be consummated.

                  (c) Section headings contained in this Agreement are inserted only as a matter of convenience and reference and in no way define, limit, extend or describe the scope of this Agreement or the intent of any provisions hereof.

                  (d) This Agreement may be executed in one or more counterparts, each of which shall be an original and all of which, when taken together, shall constitute one and the same instrument.

            IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                      ADVANCE PUBLICATIONS, INC.

                                      By: /s/ S.I. Newhouse Jr.
                                          --------------------------------------
                                          Name: S.I. Newhouse, Jr.
                                          Title: Chairman/Vice President


                                      NEWHOUSE BROADCASTING
                                      CORPORATION

                                      By: /s/ Robert J. Miron
                                          --------------------------------------
                                          Name: Robert J. Miron
                                          Title: Vice President

                                   ADVANCE/NEWHOUSE PARTNERSHIP

                                   By: ADVANCE COMMUNICATION
                                          CORP., General Partner

                                       By: /s/ Robert J. Miron
                                           ----------------------------------
                                           Name: Robert J. Miron
                                           Title: President


                                   By: NEWHOUSE BROADCASTING
                                       CORPORATION, General Partner

                                       By: /s/ Robert J. Miron
                                           ----------------------------------
                                           Name: Robert J. Miron
                                           Title: Vice President


                                   TIME WARNER ENTERTAINMENT
                                    COMPANY, L.P.

                                   By: /s/ Robert D. Marcus
                                       --------------------------------------
                                       Name:Robert D. Marcus
                                       Title: Vice President


                                   PARAGON COMMUNICATIONS

                                   By: KBL COMMUNICATIONS, INC.,
                                       Managing General Partner

                                       By: /s/ Spencer B.Hays
                                           ----------------------------------
                                           Name: Spencer B. Hays
                                           Title: Vice President

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                                   TIME WARNER ENTERTAINMENT -
                                      ADVANCE/NEWHOUSE PARTNERSHIP


                                   By: TIME WARNER ENTERTAINMENT
                                       COMPANY, L.P., General Partner

                                       By: /s/ Robert D. Marcus
                                           ----------------------------------
                                           Name: Robert D. Marcus
                                           Title: Vice President


                                   By: ADVANCE/NEWHOUSE
                                       PARTNERSHIP, General Partner

                                       By: ADVANCE COMMUNICATION CORP.,
                                           General Partner

                                           By: /s/ Robert J. Miron
                                               ------------------------------
                                               Name:  Robert J. Miron
                                               Title: President

                                       By: NEWHOUSE BROADCASTING
                                           CORPORATION, General Partner

                                           By: /s/ Robert J. Miron
                                               ------------------------------
                                               Name: Robert J. Miron
                                               Title: Vice President

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                                      For purposes of Section 6 only:

                                      TIME WARNER INC.


                                      By: /s/ Robert D. Marcus
                                          --------------------------------------
                                          Name: Robert D. Marcus
                                          Title: Vice President


Accepted and agreed to as
of the date set forth above:

MEDIAONE GROUP, INC. (as successor in interest to U S WEST, INC. and U S WEST
MULTIMEDIA COMMUNICATIONS, INC.
under TWE's limited partnership agreement)


By: /s/ Pearre Williams
    -------------------------------
    Name:  Pearre Williams
    Title: Executive Vice President